UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            OPEXA THERAPEUTICS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                Texas                                    76-0333165
(State of Incorporation or Organization)       (IRS Employer Identification No.)


                         2635 North Crescent Ridge Drive
                           The Woodlands, Texas 77381

              (Address of Principal Executive Offices and Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-142174.

     Securities to be registered pursuant to Section 12(b) of the Act:


        Title of Each Class                       Name Of Each Exchange On Which
        To Be So Registered                       Each Class Is To Be Registered
        -------------------                       ------------------------------

Series E Common Stock Purchase Warrants             The NASDAQ Stock Market LLC


     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

     A description of the Series E Common Stock Warrants is set forth under the caption "Description of Securities - Warrants and Options - Series E Warrants" in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant's Registration Statement on Form SB-2, as amended (Registration No. 333-147167) (the "Registration Statement") initially filed with the Securities and Exchange Commission on November 6, 2007. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

     The following exhibits required to be filed by this item are either filed herewith or, pursuant to Rule 12b-32 of the Act, incorporated herein by reference to the exhibits filed by the Registrant indicated below.).

     1. Form of Series E Warrant (Exhibit 4.2 to the Registration Statement).

     2. Warrant Agent Agreement for Series E Warrant (Exhibit 4.3 to the Registration Statement).

     3. Articles of Amendment and Restatement of the Articles of Incorporation (Exhibit 3.1 to the Company's Current Report on Form 8-K filed on June 19,
2006).

     4. Amended and Restated By-laws (Exhibit 2.2 to the Company's Registration Statement on Form 10-SB (File No. 000-25513 initially filed March 8, 1999).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        OPEXA THERAPEUTICS, INC.



                                        By: /s/ Lynne Hohlfeld
                                            ------------------------------------
                                        Name:   Lynne Hohlfeld
                                        Title:  Chief Financial Officer


Date: January 14, 2008